UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

California	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Town Center Drive, Suite 200, Dearborn, MI	48126-2716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 336-3000

Items 1 – 6. Not applicable.

Item 7. Financial Statements and Exhibits

Exhibit 99.1:    Company news release dated November 12, 2003.

Items 8 – 11. Not applicable.

Item 12. Results of Operations and Financial Condition.

On November 12, 2003, Amerigon Incorporated publicly announced its three month and nine month earnings for the period ended September 30, 2003. A report on Form 8-K was inadvertently not made at the time of such public announcement. A copy of the Company’s news release announcing the earnings is filed as Exhibit 99.1 to this report and is incorporated in this report by reference. The information in this Item 12 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ SANDRA L. GROUF
Sandra L. Grouf,
Corporate Secretary and Treasurer

Date: March 18, 2004

Exhibit Index
99.1	Company news release dated November 12, 2003.